As filed with the Securities and Exchange Commission on November 1, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

1301 Avenue of the Americas (6th Avenue), 35th Floor
New York, New York 10019

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Shares of Beneficial Interest	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-150525

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of the Direxion Zacks MLP High Income Shares (the “Fund”), all at no par value, a series of the Direxion Shares ETF Trust (the “Trust”), to be registered hereunder is as set forth, for the Fund, in the Trust’s Post-Effective Amendment No. 89 to its Registration Statement on Form N-1A (Commission File Nos. 333-150525; 811-22201), which descriptions are incorporated herein by reference, as filed with the Securities and Exchange Commission on September 16, 2013.

The Trust currently consists of 125 separate series.  Each Fund to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Direxion Zacks MLP High Income Shares	46-3725336

Item 2.  Exhibits.

1.
The Trust’s Certificate of Trust is included as Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on April 30, 2008 (Accession Number: 0000898432-08-000403).

2.
The Trust’s Trust Instrument is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

3.
The Trust’s By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Direxion Shares ETF Trust

November 1, 2013

/s/ Eric W. Falkeis
Eric W. Falkeis President